                                [PRESS RELEASE]

                                                                    Exhibit 99.1

A. C. MOORE                       General Office o Distribution Center
--------------------------------------------------------------------------------
                          500 University Court o Blackwood, New Jersey 08012
                              Phone: (856) 228-6700  FAX: (856) 228-0080



For:                                           From:
A.C. Moore Arts & Crafts, Inc.                 Gregory FCA Communications, Inc.
Leslie Gordon                                  For More Information Contact:
Chief Financial Officer                        Joe Anthony
(856) 228-6700                                 (610) 642-8253

For Immediate Release

                 A.C. Moore Second Quarter Profit Increases 80%


Blackwood, NJ, July 16, 2003. A.C. Moore Arts & Crafts, Inc. (Nasdaq: ACMR) sales for the second quarter ended June 30, 2003, grew to a record $93.7 million, an increase of 13% over sales of $82.9 million for the second quarter of 2002. Comparable store sales increased 4% on top of a same store sales increase of 10% in the second quarter of 2002. Net income for the second quarter was $1.05 million, up 80% over income of $584,000 for the second quarter of 2002. Income per fully-diluted share was $0.05 versus a profit of $0.03 per fully-diluted share in the prior comparable period.

Sales for the six months ended June 30, 2003, were $185.6 million, an increase of 10% over 2002 first half sales of $168.7 million. Comparable store sales growth for the six months ended June 30, 2003, was 1% on top of a same store sales increase of 12% in the first half of 2002. Net income for the first half of 2003 was $1.47 million or $0.07 per fully-diluted share versus a profit of $1.46 million or $0.08 per fully-diluted share in the prior comparable period.

Investors will have the opportunity to listen to the earnings conference call at 5:00 p.m. EDT over the Internet at A.C. Moore's web site, http://www.acmoore.com. On the Company's homepage, click on "About Us" and then "Investor Relations." To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will remain available for twelve months.

The Company also announced that on Tuesday, August 5th, they will be presenting at the Adams, Harkness & Hill Annual Summer Seminar in Boston. A webcast of their presentation, including slides, will be broadcast from the Investor Relations page of the Company's website www.acmoore.com beginning at approximately 2:30 p.m. EDT. To listen to the live presentation, please go to the website at least fifteen minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available approximately two hours after the presentation and will be archived for thirty days.


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A.C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 76 stores in the eastern United States.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.

                               (Tables to follow)


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                         A.C. MOORE ARTS & CRAFTS, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (unaudited)

                                                                                      June 30,
                                                                          ------------------------------
                                                                              2003             2002
                                                                          -------------    -------------

     ASSETS

     Current assets:
     Cash and cash equivalents                                            $      36,503    $      47,118
     Inventories                                                                108,883           94,473
     Prepaid expenses and other current assets                                    4,589            2,300
                                                                          -------------    -------------
                                                                                149,975          143,891

     Marketable securities                                                       14,189                -
     Property and equipment, net                                                 30,459           27,008
     Other assets                                                                 1,821              808
                                                                          -------------    -------------
                                                                          $     196,444    $     171,707
                                                                          =============    =============

     LIABILITIES AND SHAREHOLDERS' EQUITY

     Current liabilities:
     Current portion of capital leases                                    $       1,161    $       1,329
     Trade accounts payable                                                      26,966           22,606
     Other current liabilities                                                    9,914           11,111
                                                                          -------------    -------------
                                                                                 38,041           35,046
                                                                          -------------    -------------
     Long-term liabilities:
     Deferred tax liability                                                       5,850            3,425
     Other long-term liabilities                                                  4,292            4,767
                                                                          -------------    -------------
                                                                                 10,142            8,192
                                                                          -------------    -------------
                                                                                 48,183           43,238
                                                                          -------------    -------------

     Shareholders' Equity                                                       148,261          128,469
                                                                          -------------    -------------
                                                                          $     196,444    $     171,707
                                                                          =============    =============

                         A.C. MOORE ARTS & CRAFTS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                 (dollars in thousands, except per share data)
                                  (unaudited)

                                                   Three months ended               Six months ended
                                                        June 30,                        June 30,
                                             ----------------------------    -----------------------------
                                                 2003            2002            2003             2002
                                             ------------    ------------    ------------     ------------

Net sales                                    $     93,686    $     82,866    $    185,638     $    168,719
Cost of sales                                      58,893          52,170         117,310          106,332
                                             ------------    ------------    ------------     ------------
Gross Margin                                       34,793          30,696          68,328           62,387
Selling, general and administrative expenses       32,838          29,514          65,424           59,099
Pre-opening expenses                                  372             384             750            1,038
                                             ------------    ------------    ------------     ------------
Income from operations                              1,583             798           2,154            2,250
   Net interest (income)                             (118)           (187)           (227)            (176)
                                             ------------    ------------    ------------     ------------
Income before income taxes                          1,701             985           2,381            2,426
   Income tax expense                                 650             401             910              966
                                             ------------    ------------    ------------     ------------
Net income                                   $      1,051    $        584    $      1,471     $      1,460
                                             ============    ============    ============     ============

Basic net income per share                   $       0.06    $       0.03    $       0.08     $       0.09
                                             ============    ============    ============     ============

Diluted net income per share                 $       0.05    $       0.03    $       0.07     $       0.08
                                             ============    ============    ============     ============

Weighted average shares outstanding            19,033,158      18,682,222      18,939,205       17,083,448
                                             ============    ============    ============     ============

Weighted average shares outstanding
   plus impact of stock options                19,762,411      19,779,186      19,620,269       18,134,658
                                             ============    ============    ============     ============